UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2010

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported, on May 25, 2010, UIL Holdings Corporation (the “Registrant” or “UIL Holdings”) entered into a Purchase Agreement (the “Purchase Agreement”), by and between Iberdrola USA, Inc. (f/k/a Energy East Corporation, the “Seller”) and UIL Holdings.  The Purchase Agreement provides for the sale to UIL Holdings (the “Acquisition”) of (i) Connecticut Energy Corporation (“CEC”), the owner of The Southern Connecticut Gas Company (“SCG”), (ii) CTG Resources, Inc. (“CTG”), the owner of Connecticut Natural Gas Corporation (“CNG”), and (iii) Berkshire Energy Resources (“BER”), the owner of The Berkshire Gas Company (“Berkshire”). Each of CEC, CTG and BER is a wholly owned subsidiary of Seller.

Pursuant to the Purchase Agreement, at closing UIL Holdings will acquire all of the outstanding shares of capital stock of CEC, CTG and BER for aggregate consideration of $1.296 billion, less net debt assumed of approximately $411 million resulting in an expected payment at closing of approximately $885 million, subject to post-closing adjustments.  This sale is contingent upon obtaining regulatory approvals from public utility regulators in Connecticut for CEG and CTG and Massachusetts for Berkshire.  These approvals are expected to occur at different times and UIL Holdings may close the purchase of CEG and CTG without the Berkshire transaction being approved.  As provided in the Purchase Agreement, the aggregate consideration payable by UIL Holdings on closing is further subject to adjustment (upward or downward) based upon changes in the net working capital of the target companies as of the closing relative to a net working capital target.

This Current Report on Form 8-K contains:

•	historical financial statements of CEC and CTG, in accordance with Rule 3-05 of Regulation S-X and the significant subsidiary rules outlined in Regulation S-X; and

•	pro forma financial information of UIL Holdings, CEC, CTG and Berkshire in accordance with Article 11 of Regulation S-X giving effect to certain pro forma events relating to the pending Acquisition.

The historical financial statements of CEC and CTG include the results of CNE Energy Services Group, Inc. (CNE Energy) and TEN Companies, Inc. (TEN).  These subsidiaries of CEC and CTG are involved in operations outside the regulatory gas distribution business and are not included in the Acquisition.  The attached pro forma financial information reflects the removal of CNE Energy and TEN.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Filed herewith are the following financial statements of CEC and CTG:

Audited Combined Financial Statements of CEC and CTG for the years ended December 31, 2009, 2008, and 2007

Unaudited Condensed Combined Financial Statements of CEC and CTG for the three and six months then ended June 30, 2010 and 2009

(b)    Pro Forma Financial Information.

Filed herewith is the following pro forma financial information:

Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2010 and for the year ended December 31, 2009 and Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010 of UIL Holdings, CEC, CTG, and Berkshire.

(d)    Exhibits

The following exhibits are filed as part of this report:

23.1	Consent of PricewaterhouseCoopers LLP
99.1 99.2 99.3
Audited Combined Financial Statements of CEC and CTG for the years ended December 31, 2009, 2008, and 2007

Unaudited Condensed Combined Financial Statements of CEC and CTG for the three and six months ended June 30, 2010 and 2009

Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2010 and for the year ended December 31, 2009 and Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010, of UIL Holdings, CEC, CTG, and Berkshire

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 08/18/10	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

23.1 99.1 99.2 99.3
Consent of PricewaterhouseCoopers LLP

Audited Combined Financial Statements of CEC and CTG for the years ended December 31, 2009, 2008, and 2007

Unaudited Condensed Combined Financial Statements of CEC and CTG for the three and six months ended June 30, 2010 and 2009

Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2010 and for the year ended December 31, 2009 and Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2010, of UIL Holdings, CEC, CTG, and Berkshire